906 CERTIFICATION

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Mexico Fund, Inc. (the “Registrant), hereby certifies, to the best of his knowledge, that the Registrant’s report on Form N-CSR for the period ended October 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 21, 2004

By*     /s/ José Luis Gómez Pimienta

          José Luis Gómez Pimienta

          President and Chief Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Mexico Fund, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s report on Form N-CSR for the period ended October 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: December 21, 2004

By*    /s/ Alberto Osorio

          Alberto Osorio

          Treasurer Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

* Print the name and title of each signing officer under his or her signature.